UNITED STATES
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IROBOT CORPORATION
(Name of Registrant as Specified in Its Charter)

RED MOUNTAIN PARTNERS, L.P. RMCP GP LLC RED MOUNTAIN CAPITAL PARTNERS LLC RED MOUNTAIN CAPITAL MANAGEMENT, INC. WILLEM MESDAG LAWRENCE S. PEIROS
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Red Mountain Partners, L.P., together with the other participants named herein (collectively, “Red Mountain”), has made a definitive filing with the Securities and Exchange Commission of a proxy statement and an accompanying GREEN proxy card to be used to solicit votes for the election of its slate of two highly-qualified director nominees at the 2016 annual meeting of stockholders of iRobot Corporation, a Delaware corporation.

On April 15, 2016, the Boston Herald published the following article:

iRobot board battle takes a new angle

A heated fight over seats on the board of directors of iRobot has ratcheted up another notch, with the company blasting an activist investor pushing for changes to the Bedford company’s business.

The battle has been simmering for a year, beginning when Red Mountain Capital disclosed a large stake in iRobot and later said it would put up two nominees for the board of directors, including Willem Mesdag, founder and managing partner of the California investment firm. Red Mountain holds a  6.2 percent stake in iRobot.

“Red Mountain does not understand the past, present, or future of iRobot’s business,” iRobot chief executive Colin Angle said in a letter to shareholders yesterday. “Red Mountain is now making assertions that blatantly contradict its previous statements — it appears that Mr. Mesdag will say anything in an attempt to secure a personal seat on the iRobot board.”

iRobot is pushing a pair of potential board members — including one who is up for re-election — while Red Mountain is advocating for Mesdag and a former executive at Clorox.

“We invested in the company because we think it’s a great opportunity, but the company is not fulfilling its potential,” Mesdag said in an interview. “The one perspective that does not exist on this board is that of a shareholder.”

One of the moves Red Mountain had been pushing for was the sale of iRobot’s defense business, which was recently completed.  iRobot says that sale was in the works before Red Mountain’s investment.

Shareholders will vote on the board seats next month.

Source: Boston Herald. The Boston Herald is not a party to and has not endorsed our proxy solicitation and has not consented to the use of this article in our proxy solicitation.

Jordan Graham for Boston Herald
@jordanmgraham